UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2007 (September 17, 2007)
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08972 (Commission File Number)	95-3983415 (IRS Indymac Identification No.)
155 North Lake Avenue, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Entry into a Material Definitive Agreement
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 3.1
EXHIBIT 10.1

Item 5.02(e). Entry into a Material Definitive Agreement.
Employment Agreement with Richard H. Wohl
     On September 17, 2007, IndyMac Bank, F.S.B. (“Bank”), a wholly-owned subsidiary of IndyMac Bancorp, Inc. (“Indymac”), entered into an amended and restated employment agreement with Richard H. Wohl, its President. The employment agreement replaces Mr. Wohl’s prior agreement, which was scheduled to terminate on December 31, 2007. The amended and restated employment agreement is effective as of September 1, 2007 and has a term ending December 31, 2012.
     Salary. The employment agreement provides for an annual base salary of $750,000, which equals his current salary, and which may be increased from time to time (but not reduced) in the sole discretion of Indymac’s Chief Executive Officer and with the approval of the Management Development and Compensation Committee (the “Committee”) of the Bank’s Board of Directors.
     Incentive Compensation. The employment agreement provides that Mr. Wohl will receive his annual bonus for 2007 in accordance with the terms of his prior employment agreement, dated November 1, 2002. Commencing with the 2008 fiscal year, Mr. Wohl will receive the incentive compensation described below.
     Short-Term Annual Incentive Compensation. Each year during the term of the employment agreement, Mr. Wohl will receive a short term annual incentive compensation award (“STAIC”) based upon performance under an individual annual short-term incentive plan pursuant to Indymac’s Senior Manager Cash Incentive Plan Policy. The target, or “Base Level” STAIC is 0.5% of Indymac’s net income for the prior fiscal year.
     In the event that Indymac’s net income for a prior year was negative or, in the sole discretion of the Committee, reflected a substantial decline from the previous year, the Committee may, in its sole discretion, base the STAIC upon 0.5% of net income for Indymac’s current fiscal year. In such an event, the STAIC will be not less than 0.75% of Indymac’s net income for the then-current year.
     Long Term Annual Incentive Compensation. Each year during the term of the employment agreement, Mr. Wohl will receive an annual Long Term Annual Incentive Compensation (“LTAIC”) award consisting of the following:
     (1) An amount equal to twenty-five percent (25%) of the sum of Mr. Wohl’s base salary and prior year’s STAIC, which will be awarded, in the discretion of the Committee, as either (1) restricted stock having a vesting schedule of not greater than three years, or (2) a deferred cash amount credited to Mr. Wohl’s account under the terms of Indymac’s Amended and Restated Senior Manager and Non-Employee Director Deferred Compensation Plan, which includes an option to invest in an Indymac stock fund; and
     (2) An amount equal to fifty percent (50%) of Mr. Wohl’s prior year’s STAIC, which will be awarded in the form of stock options which will vest ratably on each of the three anniversaries of the grant date.
     Each of the above components of Mr. Wohl’s LTAIC award is identical to those currently available to the approximate twenty-five member Executive Committee of the Company. Mr. Wohl’s LTAIC award will have no forfeiture or clawback provisions based on his post-employment activities. The employment agreement provides that Mr. Wohl will be eligible to receive an LTAIC award in 2008 (for 2007) under the terms as if such programs were already in place, provided that the portion of Mr. Wohl’s LTAIC award described in (1) above will be paid in the form of stock options under the Plan, which will vest ratably on each of the first three anniversaries of the grant of such stock options. Mr. Wohl will receive no fewer than 100,000 stock options pursuant to this 2008 LTAIC award.
     Benefits. Mr. Wohl’s employment agreement provides that he will be entitled to medical, dental and vision insurance coverage for ten years from his termination date for each of his and his spouse and for any eligible dependents (“Extended Medical Coverage”). The employment agreement also provides that Mr. Wohl may participate in any stock purchase plan, pension plan, deferred compensation plan, life and medical insurance policy, or other plans or benefits that are generally provided for the senior officers of the Company. Mr. Wohl is also entitled to receive certain perquisites and benefits, such as club memberships, car allowance, executive physician services, financial planning services, life insurance and long-term disability coverage.
     Termination of Employment. The employment agreement also specifies the payments and benefits to which Mr. Wohl is entitled upon his termination of employment for specified reasons, including death, disability, termination by the Company with or without cause and resignation by Mr. Wohl with or without good reason (as such terms are defined in the employment agreement). The benefits noted in the following chart are described below.

Pro
		Pro	Rata		Long-Term
	Severance	Rata	Long	Extended	Incentive	Deferred
	Payment	Annual	Term	Medical	Compensation	Compensation	Coverage	Accrued
	Multiple	Bonus	Bonus	Coverage	Treatment	Treatment	Protection	Amounts
Disability	2X	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Death	None	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Other Than For Cause or Disability; Resignation for Good Reason (not in connection with a Change in Control)	2.5X	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Resignation Other than for Good Reason	None	None	None	None	None (but see below)	None	Yes	Yes

Within 2 Years Following Change in Control	3X	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Expiration of Employment Term or Retirement	None	Yes	Yes	Yes	Yes	Yes	Yes	Yes

For Cause	None	None	None	None	None	None	None	None

1. Severance Payment: An amount in cash equal to a multiple of the sum of: (i) the average of Mr. Wohl’s base salary in effect for the two (2) years immediately preceding his date of termination, plus (ii) an amount equal to his prior year’s Base Level STAIC. In the event of termination due to Disability, termination other than for Cause, and resignation for Good Reason, the Severance Payment cannot be less than $3.5 million. In the event of a termination by Indymac other than for cause or disability, or by Mr. Wohl for Good Reason, within two years following a Change in Control, the Severance Payment cannot be less than $5.5 million.
2. Pro Rata Annual Bonus: An amount equal to Mr. Wohl’s STAIC, pro-rated from January 1 of the year in which the termination occurs through the date of termination, based on Mr. Wohl’s actual performance for the year of termination (with no discretionary factor reduction). In the event of a termination by Indymac other than for cause or disability, or by Mr. Wohl for Good Reason, within two years following a Change in Control, this amount will be based on the greatest of (i) Indymac’s actual performance, (ii) the prior year’s Base Level, or (iii) the current year’s Base Level.
3. Pro Rata Long Term Bonus: An amount equal to Mr. Wohl’s LTAIC, pro-rated from January 1 of the year in which the termination occurs through the date if termination, based on Mr. Wohl’s actual performance for the year of termination. In the event of a termination by Indymac other than for cause or disability, or by Mr. Wohl for Good Reason, within two years following a Change in Control, this amount will be based on the greatest of (i) Indymac’s actual performance, (ii) the prior year’s Base Level, or (iii) the current year’s Base Level.
4. Long-Term Incentive Compensation Treatment: Immediate vesting of any outstanding unvested options and any other long-term incentive awards, any vested options granted after September 1, 2007 will remain exercisable until their full-term expiration date, and any vested options granted prior to September 1, 2007 will remain exercisable in accordance with the terms of the grant and his prior employment agreement. In the event of a voluntary resignation without Good Reason, any unvested options will expire immediately, any vested stock options or other equity grants made after November 1, 2002 will remain exercisable until the earlier of three months following Mr. Wohl’s date of termination or their full-term expiration date, and any vested options granted pursuant to his prior employment agreement will remain exercisable until the earlier of 12 months following the termination date or their full-term expiration date.
5. Deferred Compensation Treatment: All unvested amounts, including any earnings, credited to Mr. Wohl’s accounts under the Indymac Deferred Compensation Plan and Senior Manager and Non-Employee Director Deferred Compensation Plan will immediately become vested and nonforfeitable.
6. Coverage Protection: Continued directors’ and officers’ liability insurance and indemnification rights.
7. Accrued Amounts: A payment equal to his accrued rights, including but not limited to earned but unpaid base salary, accrued but unused vacations and earned but unpaid STAIC or LTAIC for any prior completed fiscal year and any earned but unpaid benefits under any Indymac plan or program.
     Gross-up Payment. In the event that any of the severance payments described are subject to federal excise taxes or other penalties under the “golden parachute” provisions under Sections 280G and 4999 of the tax code or the deferred compensation provisions under Section 409A of the tax code, the payments will include gross-up for any such excise taxes or penalties plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes.
     Restrictive Covenants. Mr. Wohl’s employment agreement requires him to refrain from soliciting customers, business or employees of Indymac and its affiliates for one-year period after termination of employment, and to refrain from disclosing any confidential information or trade secrets of Indymac. Although a non-competition provision could not be included in the employment agreement under applicable law, Mr. Wohl recognizes that he should and does have a moral and ethical obligation to Indymac, its shareholders and its employees not to compete with Indymac within one year after any resignation from his position.
A copy of Mr. Wohl’s amended and restated employment agreement is attached hereto as Exhibit 10.1.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 18, 2007, the Board of Directors of IndyMac Bancorp, Inc. (the “Company”) adopted amendments (the “Amendments”) to certain provisions of Article VI of the Company’s Bylaws. The purpose of the Amendments was to make the Company’s common stock eligible for participation in a Direct Registration System operated by a clearing agency (such as the one offered by the Depository Trust Company). To be eligible for a Direct Registration Program, the Company’s common stock must qualify as “eligible securities,” meaning that the Company must permit electronic direct registration of the common stock in an investor’s name on the books of the transfer agent or the Company, and similarly allow the common stock to be transferred between a transfer agent and broker. Accordingly, the Amendments were adopted to provide for a system of issuance, recordation and transfer of the Company’s common stock by electronic or other means not involving any issuance of physical certificates.
     To give effect to the Amendments, the Company’s Board of Directors approved and adopted Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1.
Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws.

10.1	Amended and Restated Employment Agreement entered into September 17, 2007 between IndyMac Bank, F.S.B. and Richard H. Wohl, effective as of September 1, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.

Date: September 21, 2007	By:	/s/ Michael W. Perry Michael W. Perry
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws

10.1	Amended and Restated Employment Agreement entered into September 17, 2007 between IndyMac Bank, F.S.B. and Richard H. Wohl, effective as of September 1, 2007.